Exhibit 99.3
ALON USA ENERGY, INC.
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, dollars in thousands)
     Introduction
     The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition by Alon USA Energy, Inc. (the “Company”), through its subsidiary, Alon Refining Krotz Springs, Inc., a Delaware corporation, of all of the outstanding capital stock of Valero Refining Company-Louisiana (“Valero Krotz Springs”) from Valero Refining and Marketing Company (“VRMC”) on July 3, 2008 with an effective date of July 1, 2008. The purchase price for the outstanding capital stock of Valero Krotz Springs consisted of $333,000 in cash plus approximately $143,000 representing a preliminary working capital settlement related to the sale of inventories. VRMC is eligible to receive potential “earnout” payments for three years. The Earnout Agreement provides for up to three annual payments to VRMC based on average market prices for crude oil, regular unleaded gasoline, and ultra low sulfur diesel in the preceding twelve-month period compared to minimum thresholds. Each of the earnout payments, if applicable, shall be paid on each of the first three anniversaries of the date of the Earnout Agreement. The pro forma condensed consolidated financial statements do not include any adjustments for potential earnout amounts that VRMC is eligible to receive.
     The unaudited pro forma condensed consolidated balance sheet as of March 31, 2008 is presented as if the acquisition had occurred on that date and reflects the operations of the Krotz Springs refinery and related assets (the “Krotz Springs Refining Business”). The unaudited pro forma condensed consolidated statements of operations are presented as if the acquisition occurred on January 1, 2007. The unaudited pro forma condensed consolidated financial statements include adjustments, which are based on preliminary estimates pending the completion of an independent appraisal and other evaluations, to reflect the allocation of the purchase price of Valero Krotz Springs’s net assets as of March 31, 2008. The final purchase accounting adjustments recorded in connection with the acquisition of Valero Krotz Springs may differ from the pro forma adjustments set forth herein.
     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the audited historical consolidated financial statements of the Company included in its annual report on Form 10-K for the year ended December 31, 2007; (ii) the audited historical financial statements of the Krotz Springs Refining Business for the year ended December 31, 2007 and the unaudited financial statements of the Krotz Springs Refining Business for the three months ended March 31, 2008 included as Exhibit 99.1 and 99.2, respectively, to the current report on Form 8-K of which this Exhibit 99.3 is part of; (iii) the unaudited historical consolidated financial statements of the Company, included in its quarterly report on Form 10-Q for the period ended March 31, 2008; and (iv) the other information contained in the statements and reports filed by the Company with the Securities and Exchange Commission. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the Valero Krotz Springs acquisition had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations of the Company in the future. The pro forma adjustments, as described in the notes to the unaudited pro forma condensed consolidated financial statements, are based upon available information and certain assumptions that the Company’s management believes are reasonable.
     The unaudited pro forma condensed consolidated financial statements do not give effect to any anticipated cost savings or other financial benefits expected to result from the Valero Krotz Springs acquisition.

ALON USA ENERGY, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2008
(unaudited, in thousands)

					ALON
					Pro Forma
	ALON	Krotz Springs	Pro Forma		Combined with
	Historical	Historical	Adjustments		Krotz Springs
ASSETS
Current assets:
Cash and cash equivalents	$31,135	$5	$(31,140	) (a)	$—
Accounts and other receivables, net	216,226	166	—		216,392
Income tax receivable	57,012	—	—		57,012
Insurance receivable	44,974	—	—		44,974
Inventories	235,550	17,750	125,630	(b)	378,930
Prepaid expenses and other current assets	7,121	40,843	—		47,964

Total current assets	592,018	58,764	94,490		745,272

Equity method investments	39,729	—	—		39,729
Property, plant, and equipment, net	686,102	144,717	189,618	(c)	1,020,437
Goodwill	105,943	—	—		105,943
Other assets	44,618	4,777	77,678	(d)	127,073

Total assets	$1,468,410	$208,258	$361,786		$2,038,454

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$233,910	$9,973	$—		$243,883
Accrued liabilities	68,846	4,752	—		73,598
Current portion of deferred gain on disposition of assets	8,527	—	—		8,527
Current portion of long-term debt	11,145	—	11,913	(e)	23,058

Total current liabilities	322,428	14,725	11,913		349,066

Other non-current liabilities	75,566	438	—		76,004
Deferred gain on disposition of assets	31,909	—	—		31,909
Long-term debt	522,739	—	436,180	(e)	958,919
Deferred income tax liability	158,308	26,788	—		185,096

Total liabilities	1,110,950	41,951	448,093		1,600,994

Commitments and contingencies
Minority interest in subsidiaries	14,042	—	80,000	(f)	94,042

Stockholders’ equity and net parent investment:
Net parent investment	—	166,307	(166,307	) (g)	—
Common stock	468	—	—		468
Additional paid-in capital	183,232	—	—		183,232
Accumulated other comprehensive loss, net of income tax	(17,334)	—	—		(17,334)
Retained earnings	177,052	—	—		177,052

Total stockholders’ equity	343,418	166,307	(166,307)		343,418

Total liabilities and stockholders’ equity	$1,468,410	$208,258	$361,786		$2,038,454

ALON USA ENERGY, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2008
(unaudited, in thousands except per share data)

					ALON
					Pro Forma
	ALON	Krotz Springs	Pro Forma		Combined with
	Historical	Historical	Adjustments		Krotz Springs
Net sales	$1,020,763	$632,022	$—		$1,652,785
Operating costs and expenses:
Cost of sales	968,997	628,099	—		1,597,096
Direct operating expenses	42,289	22,938	—		65,227
Selling, general, and administrative expenses	28,854	905	—		29,759
Net costs associated with fire	16,462	—	—		16,462
Depreciation and amortization	13,745	2,322	2,370	(h)	18,437

Total operating costs and expenses	1,070,347	654,264	2,370		1,726,981

Gain on disposition of assets	2,311	—	—		2,311

Operating income (loss)	(47,273)	(22,242)	(2,370)		(71,885)
Interest expense	(10,656)	—	(10,937	) (i)	(21,593)
Equity earnings of investees	316	—	—		316
Other income, net	745	2	—		747

Income (loss) before income tax expense (benefit) and minority interest in income (loss) of subsidiaries	(56,868)	(22,240)	(13,307)		(92,415)
Income tax expense (benefit)	(21,093)	(8,342)	(4,990	) (j)	(34,425)

Income (loss) before minority interest in income (loss) of subsidiaries	(35,775)	(13,898)	(8,317)		(57,990)
Minority interest in income (loss) of subsidiaries	(2,197)	—	1,308	(k)	(889)

Net income (loss)	$(33,578)	$(13,898)	$(9,625)		$(57,101)

Earnings (loss) per share, basic and diluted (l)	$(0.72)	$—	$—		$(1.22)

Weighted average shares outstanding (in thousands)	46,782	—	—		46,782

Cash dividends per share	$0.04	$—	$—		$0.04

ALON USA ENERGY, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Year Ended December 31, 2007
(unaudited, in thousands except per share data)

					ALON
					Pro Forma
	ALON	Krotz Springs	Pro Forma		Combined with
	Historical	Historical	Adjustments		Krotz Springs
Net sales	$4,542,151	$2,293,486	$—		$6,835,637
Operating costs and expenses:
Cost of sales	3,999,287	2,143,920	—		6,143,207
Direct operating expenses	201,196	84,388	—		285,584
Selling, general, and administrative expenses	105,352	4,632	—		109,984
Depreciation and amortization	57,403	9,677	9,481	(h)	76,561

Total operating costs and expenses	4,363,238	2,242,617	9,481		6,615,336

Gain on disposition of assets	7,206	—	—		7,206

Operating income (loss)	186,119	50,869	(9,481)		227,507
Interest expense	(47,747)	—	(43,750	) (i)	(91,497)
Equity earnings of investees	11,177	—	—		11,177
Other income, net	6,565	1	—		6,566

Income (loss) before income tax expense (benefit) and minority interest in income (loss) of subsidiaries	156,114	50,870	(53,231)		153,753
Income tax expense (benefit)	46,199	17,276	(19,962	) (j)	43,513

Income (loss) before minority interest in income (loss) of subsidiaries	109,915	33,594	(33,269)		110,240
Minority interest in income (loss) of subsidiaries	5,979	—	8,612	(k)	14,591

Net income (loss)	$103,936	$33,594	$(41,881)		$95,649

Earnings (loss) per share, basic	$2.22	$—	$—		$2.05

Weighted average shares outstanding, basic (in thousands)	46,763	—	—		46,763

Earnings (loss) per share, assuming dilution (l)	$2.16	$—	$—		$1.95

Weighted average shares outstanding assuming dilution (in thousands)	46,804	—	—		52,363

Cash dividends per share	$0.16	$—	$—		$0.16

ALON USA ENERGY, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Notes to Consolidated Financial Statements
(unaudited, dollars in thousands except per share data)
     Krotz Springs Pro Forma Adjustments:

(a)	The pro forma adjustment to cash consists of the following:

Issuance of term debt ($9,200 current and $292,800 long-term)	$302,000
Borrowings from revolver	143,380
Proceeds from issuance of preferred stock	80,000
Short term borrowings	2,713
Estimated purchase price	(476,380)
Cash flow hedge deposit	(50,000)
Debt issuance costs	(27,678)
Acquisition costs	(5,175)

Total change in cash	$(31,140)

The pro forma adjustment to cash includes the effect of the issuance of a $302,000 principal amount 6-year term loan to finance a portion of the acquisition and provide collateral for a commodity hedge program. Additionally, $19,368 of related debt issuance costs were capitalized and will be amortized over the life of the term loan. The term loan borrowings bear interest at a rate of Eurodollar plus 7.50% per annum (subject to a Eurodollar floor of 3.25%). The pro forma balance sheet reflects $9,200 of the term loan as a current liability with interest payments due periodically.

There were borrowings of $143,380 under a $400,000 Bank of America 5-year revolving credit facility to purchase initial inventories and to support ongoing working capital needs. Additionally, $8,310 of related debt issuance costs were capitalized and will be amortized over the life of revolving credit facility. The Bank of America revolving credit facility bears interest at the London Interbank Offering Rate (“LIBOR”) plus an applicable margin. The margin is determined quarterly by reference to the fixed charge coverage ratio of the Krotz Springs Refinery. The margin is fixed at 2% until March 31, 2009.

Funds for a portion of the acquisition were provided through an $80,000 equity investment by Alon Israel Oil Company, Ltd. in preferred stock of a new holding company, which is a subsidiary of the Company, which may be exchanged for Company common stock after three years. The shares of the new subsidiary have a face value of $1,000.00 per share and accrue dividends at a rate of 10.75% per annum. The dividends are payable quarterly.

Additional amounts of $2,713 for short term borrowings were included to support cash requirements in excess of existing cash balances at March 31, 2008.

The estimated purchase price of $476,380 is comprised of $333,000 in cash to purchase all the outstanding capital stock and $143,380 to purchase initial inventories.

A margin deposit of $50,000 was made to provide collateral to support a commodity hedge program. The deposit amount was obtained from the term loan noted above.

Acquisition costs associated with the Krotz Springs acquisition were $5,175.

(b)	Krotz Springs inventory was purchased by Alon at market value. The inventory was historically carried at the lower of LIFO cost or market value. The estimated increase in inventory value of $125,630 was included to adjust pro forma inventories to the initial inventory market value at acquisition of $143,380.

(c)	The amount of the property, plant, and equipment, net acquired in the acquisition has been increased by $189,618 to reflect estimated fair values. The estimated property, plant, and equipment fair values are preliminary pending the completion of an independent appraisal and other evaluations which are currently expected to be completed by the fourth quarter of 2008.

ALON USA ENERGY, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Notes to Consolidated Financial Statements
(unaudited, dollars in thousands except per share data)

(d)	The pro forma adjustments to other assets consist of the following:

Debt issuance costs	$27,678
Cash flow hedge deposit	50,000

Total change in other assets	$77,678

As noted above in (a), $27,678 of associated debt issuance costs were incurred. These costs were capitalized and will be amortized over the life of the term debt and revolving credit facility.

Also noted above, a $50,000 margin deposit was made to provide collateral to support a commodity hedge program.

(e)	As noted above in (a), a $302,000 term loan was issued to finance a portion of the acquisition. Of the total $302,000 term loan, $9,200 was included in the current portion of long-term debt and $292,800 was included in long-term debt in the pro forma condensed consolidated balance sheet. Additionally, as noted above in (a), $143,380 was issued under the $400,000 revolving credit facility. The amount issued under the revolving credit facility was recorded in long-term debt.

Additional amounts, as mentioned above in (a), of $2,713 for short term borrowings were included to support cash requirements in excess of existing cash balances at March 31, 2008.

(f)	As noted above in (a), this reflects an $80,000 equity investment by Alon Israel Oil Company, Ltd. in preferred stock of a new holding company, which is a subsidiary of the Company, which may be exchanged for Company common stock after three years. The shares of the new subsidiary have a face value of $1,000.00 per share and accrue dividends at a rate of 10.75% per annum. The dividends are payable quarterly.

(g)	Net parent investment has been adjusted to remove the historical ownership of Valero Krotz Springs.

(h)	Depreciation and amortization has been increased to reflect additional depreciation expense related to the increase in property, plant, and equipment based on estimated fair market value of the acquired assets. The incremental amount of depreciation expense for the three months ended March 31, 2008 and the year ended December 31, 2007 was $2,370 and $9,481, respectively, based upon average useful lives of 20 years.

(i)	Interest expense has been added for borrowings of $302,000 at 10.75% of $8,116 for the three months ended March 31, 2008 and $32,465 for the year ended December 31, 2007. Interest expense has also been added for the revolving credit facility borrowings of $143,380 at 4.46% for the three months ended March 31, 2008 and the year ended December 31, 2007 of $1,599 and $6,395, respectively. The amortization of debt issuance costs for the three months ended March 31, 2008 is $1,223 and $4,890 for the year ended December 31, 2007.

A 0.25% increase in the interest rate associated with the term debt and revolving credit facility would increase interest expense $278 for the three months ended March 31, 2008 and $1,113 for the year ended December 31, 2007.

(j)	Income tax expense has been reduced based on increased depreciation resulting from the increased carrying value of property, plant, and equipment and increased interest expense resulting from the increase in consolidated debt.

(k)	Minority interest has been adjusted to reflect the change in combined earnings. Also included are dividends on the preferred stock noted above in (f) of $2,150 for the three months ending March 31, 2008 and $8,600 for the year ended December 31, 2007.

ALON USA ENERGY, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Notes to Consolidated Financial Statements
(unaudited, dollars in thousands except per share data)

(l)	Basic earnings per share is calculated as net income divided by the average number of shares of common stock outstanding. Alon’s historical diluted earnings per share includes the dilutive effect of restricted shares and Stock Appreciation Rights (“SARs”) using the treasury stock method. Alon pro forma combined with Krotz Springs diluted earnings per share includes the dilutive effects of convertible preferred stock using the if-converted method. All potentially dilutive securities would be anti-dilutive for the period ending March 31, 2008 and therefore is not shown below.

	December 31, 2007
		Alon Pro Forma
		Combined with
	Alon Historical	Krotz Springs
Net Income	$103,936	$95,649
Average number of shares outstanding	46,763	46,763
Dilutive restrictive shares, SARs, and convertible preferred shares	41	5,600

Average number of shares assuming dilution	46,804	52,363
Earning per share, basic	$2.22	$2.05
Earnings per share, assuming dilution*	$2.16	$1.95

*	For the purpose of calculating diluted earnings per share, net income was reduced by $2,391 for the year ended December 31, 2007 to adjust for the effects of options issued by Alon’s subsidiaries and was increased by $8,600 for preferred stock dividends that would no longer be paid if the preferred stock was converted to shares of common stock.